Execution Version

The liens and security interests securing the indebtedness and other obligations incurred or arising under or evidenced by this agreement and the rights and obligations evidenced hereby with respect to such liens and security interests are subject to the provisions of that certain Intercreditor Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, referred to in this paragraph as the “Intercreditor Agreement”), dated as of March 9, 2015 between BANK OF AMERICA, N.A., a national banking association, as the ABL lender (including its successors and assigns from time to time), GFIE, LLC, a Florida limited liability company, as the term loan lender (including its successors and assigns from time to time), and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control, and each party to hereto hereby acknowledges that it is bound by the provisions of the Intercreditor Agreement.

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”), is made as of March 9, 2015 by PartyLite Worldwide, LLC, a Delaware limited liability company (“PartyLite WW”) and PartyLite Gifts, Inc., a Virginia corporation (“PartyLite Gifts” and together with PartyLite WW, the “Mortgagors”) and Blyth, Inc., a Delaware corporation (“Blyth”), Blyth Home Expressions, Inc., a Delaware corporation (“Blyth Home”), Blyth Direct Selling Holdings, Inc., a Delaware corporation (“Blyth Direct”), Blyth Catalog and Internet Holdings, Inc., a Delaware corporation (“Blyth CI”), Purple Tree, Inc., a Delaware corporation (“Purple Tree”), PartyLite Holding, Inc., a Delaware corporation (“PartyLite Holding”), Silver Star Brands, Inc., a Wisconsin corporation (“Silver Star”), BJI Corporation, a Delaware corporation (“BJI”), Candle Corporation of America (Delaware), a Delaware corporation (“Candle Corp (DE)”), Candle Corporation of America, a New York corporation (“Candle Corp”), KWA, Inc., a Minnesota corporation, (“KWA” and together with Mortgagors, Blyth, Blyth Home, Blyth Direct, Blyth CI, Purple Tree, PartyLite Holding, Silver Star, BJI, Candle Corp (DE), and Candle Corp, collectively, the “Borrowers” and each a “Borrower”) for the benefit of GFIE, LLC, a Florida limited liability company (“Lender”).

W I T N E S S E T H:

WHEREAS, the Mortgagors own certain real property located in Massachusetts (the “Massachusetts Property”) and PartyLite WW owns certain real property located in Illinois (the “Illinois Property”), and both the Massachusetts Property and the Illinois Property are listed on Exhibit A attached hereto and incorporated herein by reference (the “Property”);

WHEREAS, the Lender is extending a term loan to Borrowers in an original principal amount of $35,000,000.00 (the “Loan”), pursuant to a Term Loan and Security Agreement of even date herewith by and among the Borrowers and the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) and as evidenced by a Term Note of even date herewith in the original principal amount of $35,000,000.00 made by Borrowers in favor of the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, the Loan is secured in part by (i) a mortgage from Mortgagors of the Massachusetts Property pursuant to that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith made by the Mortgagors in favor of the Lender and (ii) a mortgage from PartyLite WW of the Illinois Property pursuant to that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith made by PartyLite WW in favor of the Lender;

WHEREAS, as a condition precedent to the making of the Loan, Lender requires the Borrowers to provide certain indemnities concerning Hazardous Materials (as hereinafter defined) presently upon, in or under the Property, or hereafter placed or otherwise located thereon or therein; and

WHEREAS, to induce the Lender to make the Loan, the Borrowers have agreed to provide this Agreement to the Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Borrowers hereby agree as follows:

1.    Definitions.

Capitalized terms not otherwise defined herein shall have the respective meaning provided therefor in the Loan Agreement. The following definitions shall apply for purposes of this Agreement:

(a)    “Environmental Law” shall mean any federal, state or local or foreign statutes, laws, regulations or ordinances or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to the environment, any hazardous or toxic materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. §9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. §2061 et seq.); (v) the Clean Water Act (33 U.S.C. §1251 et seq.); (vi) the Clean Air Act (42 U.S.C. §7401 et seq.); (vii) the Safe Drinking Water Act (21 U.S.C. §349; 42 U.S.C. §201 and §300f et seq.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. §4321); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); and (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. §1101 et seq.).

(b)    “Hazardous Materials” shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include:

(i)    “hazardous substances” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder;

(ii)    “hazardous waste” as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;

(iii)    “hazardous materials” as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder; and

(iv)    “chemical substance or mixture” as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder.

(c)    “Indemnified Parties” shall mean Lender, Lender’s parent, Subsidiaries and Affiliates, and the successors and assigns of any of them (subject to any limitations set forth in the Loan Agreement), except to the extent that any of the foregoing is also a Borrower; and “Indemnified Party” shall mean any one of the Indemnified Parties.

(d)    “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, or discarding, burying, abandoning, or disposing into the environment.

(e)    “Threat of Release” shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

2.    Indemnity Agreement.

Each of the Borrowers covenant and agree, at such Borrower’s sole cost and expense, to indemnify, defend (at trial and appellate levels and with attorneys, consultants and experts acceptable to Lender) and hold each Indemnified Party harmless against and from any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements incurred in investigating, defending against, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against such Indemnified Party or the Property and arising directly or indirectly from or out of: (a) the Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Property or any surrounding areas (i) caused by or attributable to any Borrower or (ii) originating or emanating from the Property regardless of whether or not caused by or within the control of any Borrower; (b) the violation of any Environmental Laws relating to or affecting the Property, whether or not caused by or within the control of any Borrower; (c) the failure of any Borrower to comply fully with the terms and conditions of this Agreement; (d) the violation of any Environmental Laws in connection with other real property of any Borrower which gives or may give rise to any liens or other rights of any party with respect to the Property by virtue of any Environmental Laws; or (e) the enforcement of this Agreement, including, without limitation, (i) the reasonable costs of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Property or any surrounding areas, (ii) the reasonable costs of any necessary actions taken in response to a Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Property or any surrounding areas to prevent or minimize such Release or Threat of Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and (iii) costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas affected by the Property. Lender’s and the other Indemnified Parties’ rights under this Agreement shall be in addition to all rights of Lender and such Indemnified Parties under the Loan Agreement, the Note and the other Loan Documents, and payments by any of the Borrowers under this Agreement shall not reduce such Borrower’s obligations and liabilities under any of the other Loan Documents. Notwithstanding the foregoing, the Borrowers shall not be obligated to indemnify the Indemnified Parties against any losses or liabilities arising out of the gross negligence or willful misconduct of the Indemnified Parties.

3.    Survival.

(a)    The indemnity set forth above in Paragraph 2 shall survive the repayment of the Loan and any exercise by Lender of any remedies under the Loan Documents, including without limitation, the power of sale, or any other remedy in the nature of foreclosure, and shall not merge with any deed given by any Borrower to Lender in lieu of foreclosure or any deed under a power of sale.

(b)     It is agreed and intended by the Borrowers and Lender that the indemnity set forth above in Paragraph 2 may be assigned or otherwise transferred by Lender to its successors and assigns (subject to any limitations set forth in the Loan Agreement) and to any subsequent purchaser of all or any portion of the Property, by, through or under the Loan Documents, without notice to the Borrowers and without any further consent of the Borrowers. To the extent consent of any such assignment or transfer is required by law, advance consent to any such assignment or transfer is hereby given by each of the Borrowers in order to maximize the extent and effect of the indemnity given hereby.

4.    Representations and Warranties.

To the best of each of the Borrower’s knowledge and belief, after due inquiry, they each represent and warrant to Lender as follows, except as, either individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)    The Property and the activities and operations conducted thereon are and have been in compliance in all material respects with all Environmental Laws;

(b)    All licenses and permits required under any Environmental Laws for the operation of the Property have been obtained, are in full force and effect, and all operations conducted thereon are in compliance in all material respects with such licenses and permits;

(c)    There has been, and there is, no Release or Threat of Release at, in, on, under or migrating to or from the Property of any Hazardous Materials. No Hazardous Material has been or is being used or stored at the Property other than Hazardous Materials of such types and in such quantities as are customarily used or stored in or at comparable, prudently-managed commercial properties which are used for any Borrower’s intended use, used, or stored for normal household purposes or used or stored in the ordinary course of any Borrower’s business, each in accordance with Environmental Laws;

(d)    There has been no treatment or disposal of Hazardous Materials at the Property in violation of Environmental Laws (however, the Property does generate waste which has been disposed of and generated in compliance with all Environmental Laws);

(e)    There is, and there has been, no asbestos, asbestos containing material, polychlorinated biphenyls, lead based paint or urea-formaldehyde foam insulation at the Property in violation of Environmental Laws;

(f)    No underground or above ground storage tanks are, or have been, present at the Property in violation of Environmental Laws. To the extent there are, or were, such tanks, there have been no releases of Hazardous Materials from such underground or above ground storage tanks or associated piping;

(g)    There are no claims, citations, orders, demands, or proceedings of any kind (whether actual, or threatened or potential) related to or arising from the Property or operations conducted thereon (whether based on negligent acts or omissions, statutory liability or strict liability) related to any Environmental Law or other environmental matters;

(h)    There are no Liens imposed on the Property, actual or threatened, arising under any Environmental Law, and no action to impose such Liens is pending or threatened; and

(i)    No notices, disclosures, cleanups or approvals are required as a result of the transactions contemplated by the Loan Documents or would be required as a result of transfer of the Property (except, if and to the extent applicable, any that would be required under the local property transfer laws of the states where the respective Property is located). All such notices, disclosures, cleanups and approvals required by law have been given, made, completed or obtained, as the case may be.

5.    Covenants.

Each of the Borrowers covenant and agree as follows except where the failure to do so, or as to those matters which, could not reasonably be expected to have a Material Adverse Effect:

(a)     Such Borrower shall not store or dispose of (except in compliance with all applicable Environmental Laws), or Spill, Release or allow the Spill or Release of any Hazardous Materials on the Property;

(b)    Such Borrower shall not directly transport, indirectly transport or arrange for the transport of any Hazardous Materials (except in compliance with all applicable Environmental Laws);

(c)    Such Borrower shall require all lessees and operators at any of the Property to (i) comply with all applicable Environmental Laws; (ii) not cause or allow any Release of Hazardous Materials to occur in violation of Environmental Laws at, in, on, under or to migrate to or from the Property and to the extent such a Release occurs, ensure all appropriate measures are taken as expeditiously as possible; (iii) not cause or allow any Hazardous Materials to be used or stored at the Property other than Hazardous Materials of such types and in such quantities as are customarily used or stored in or at comparable, prudently-managed commercial properties, used or stored for normal household purposes or used or stored in the ordinary course of such lessee or operator’s business, each in accordance with Environmental Laws; (iv) not cause or allow any Hazardous Materials to be treated or Disposed of at the Property in violation of Environmental Laws and ensure that the storage and use of such substances shall be limited and in each case in compliance with applicable Environmental Laws; (v) not conduct any operations or activities at the Property which require interim status or a permit for the treatment, storage or disposal of Hazardous Materials pursuant to any applicable Environmental Law, or that such required status or permits first be obtained and maintained as required by Environmental Laws; and (vi) lawfully dispose of all Hazardous Materials at properly permitted off-site facilities which are operating in compliance with all applicable Environmental Laws and which are not subject to any actual or, to Borrower’s knowledge, threatened environmental investigation or cleanup;

(d)    Such Borrower shall use commercially reasonable efforts to prevent any asbestos, asbestos-containing material, polychlorinated biphenyls, lead-based paint, or urea-formaldehyde foam insulation from being installed after the date hereof or polychlorinated biphenyls from being present at the Property;

(e)    Such Borrower shall ensure that no underground or above-ground storage tanks shall be installed at the Property except as replacement for existing storage tanks and in compliance with all applicable Environmental Laws;

(f)    In the event of any change in the laws governing the assessment, Spill, Release or removal of Hazardous Materials, which change would lead a prudent lender exercising commercially reasonable judgment to require additional testing to avail itself of any statutory insurance or limited liability, such Borrower shall use commercially reasonable efforts (including, without limitation, the conducting of engineering tests at the sole expense of Borrower) to confirm that no Hazardous Materials are or ever were Spilled, Released or Disposed of on the Property in violation of any applicable Environmental Law;

(g)    Such Borrower shall provide Lender with written notice: (i) upon any Borrower’s obtaining knowledge of any potential or known Spill, Release, Disposal or Threat of Release, of any Hazardous Materials at or from the Property; (ii) upon any Borrower’s receipt of any notice to such effect from any federal, state, or other Governmental Authority; or (iii) upon any Borrower’s obtaining knowledge that any expense or loss has been incurred in connection with the assessment, containment, removal or remediation of any Hazardous Materials for which expense or loss any Borrower may be liable or for which expense or loss a Lien may be imposed on the Property; and

(h)    If any Spill, Release or Disposal of Hazardous Materials shall occur or shall have occurred on the Property in violation of Environmental Laws, such Borrowers shall cause the prompt containment and removal of such Hazardous Materials and remediation of the Property in compliance in all material respects with all applicable Environmental Laws.

The term “Spill” (or “Spilled”) shall have the meaning specified thereof in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq. (“CERCLA”) and the term “Disposal” (or “Disposed”) shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq. (“RCRA”) and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of the states where the Property are located establish a meaning for “Spill” or “Disposal” which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

At any time after an Event of Default (as defined in the Loan Agreement) shall have occurred and while it is continuing, Lender may obtain, or, whether or not an Event of Default shall have occurred, at any time after the Lender shall receive notice of a Spill or Release of Hazardous Materials from any Borrower, or shall have received notice from any other source deemed reliable by the Lender that a Spill or Release of Hazardous Materials may have occurred which could reasonably be expected to have a Material Adverse Effect, and Borrowers are not in compliance with the covenants of this Agreement regarding such Spill or Release, the Lender may at its election after ten (10) days prior written notice to Borrowers obtain one or more environmental assessments or reports regarding the Property prepared by a geohydrologist, an independent engineer or other qualified consultant or expert approved by the Lender evaluating or confirming (i) such Spill or Release and whether any Hazardous Materials spilled or released are present in the soil or water at or migrated to any adjacent property, and (ii) whether the Borrowers’ use and operation of the Property complies in all material respects with all Environmental Laws. Environmental assessments may include detailed visual inspections of the Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are necessary for a complete determination of the compliance of the Property and the use and operation thereof in all material respects with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrowers.

6.     Delay.

No delay on Lender’s part in exercising any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver of any privilege, power or right hereunder or thereunder.

7.    Releases.

Any Borrower or any other party liable in any way upon or in respect of this Agreement or the Loan Documents may be released without affecting the liability of any party not so released.

8.     Counterparts.

This Agreement may be executed in one or more counterparts (including those delivered by facsimile or other electronic means), each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument.

9.    Notices.

All notices and other communications which are required and may be provided pursuant to the terms of this Agreement shall be provided in the manner, to the addresses, and with the effect as set forth in the Loan Agreement.

10.    Amendments.

No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

11.    Binding Effect.

Except as herein provided, this Agreement shall be binding upon the Borrowers and their trustees, successors and assigns (subject to any limitations set forth in the Loan Agreement), and shall inure to the benefit of Lender, the other Indemnified Parties, and their respective successors and permitted assigns. Notwithstanding the foregoing, the Borrowers, without the prior written consent of Lender in each instance, may not assign, transfer or set over to another (except permitted successors under the Loan Agreement), in whole or in part, all or any part of Borrowers’ benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof.

12.    Governing Law; Submission to Jurisdiction, Etc.

(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

(b)    SUBMISSION TO JURISDICTION. BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN

NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. BORROWERS AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. BORROWERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. BORROWERS IRREVOCABLY CONSENT TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

13.    Waiver of Jury Trial.

BORROWERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). BORROWERS (A) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGE THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature page follows.]

[Signature Page to Environmental Indemnity]

IN WITNESS WHEREOF, the Borrowers have executed this Agreement as of the day and year first written above.

BLYTH, INC.

By:_________________________________
Name: Michael S. Novins
Title: Vice President

BLYTH HOME EXPRESSIONS, INC.

By:_________________________________
Name: Michael S. Novins
Title: Vice President

BLYTH DIRECT SELLING HOLDINGS, INC.

By:_________________________________
Name: Michael S. Novins
Title: Vice President

BLYTH CATALOG AND INTERNET HOLDINGS, INC.

By:_________________________________
Name: Michael S. Novins
Title: Vice President

PURPLE TREE, INC.

By:_________________________________
Name: Michael S. Novins
Title: Vice President
PARTYLITE HOLDING, INC.

By:_________________________________
Name: Michael S. Novins
Title: Vice President

SILVER STAR BRANDS, INC.

By:_________________________________
Name: Michael S. Novins
Title: Vice President

PARTYLITE GIFTS, INC.

By:_________________________________
Name: Michael S. Novins
Title: Vice President

BJI CORPORATION

By:_________________________________
Name: Michael S. Novins
Title: Vice President

PARTYLITE WORLDWIDE, LLC

By:_________________________________
Name: Michael S. Novins
Title: Vice President

CANDLE CORPORATION OF AMERICA (DELAWARE)

By:_________________________________
Name: Michael S. Novins
Title: Vice President
CANDLE CORPORATION OF AMERICA

By:_________________________________
Name: Michael S. Novins
Title: Vice President

KWA, INC.

By:_________________________________
Name: Michael S. Novins
Title: Vice President

Exhibit A

Legal Description of the Property

1) MASSACHUSETTS PROPERTY:

Common Address: 59 Armstrong Road, Plymouth, Massachusetts 02360

Being Parcel 101-000-040-004 on Plan of Land No. 09-371 recorded at Plan Book 55, Page 409, containing 18.22 acres + (includes Parcels A & B on said Plan).

2) ILLINOIS PROPERTY:

Common Address: 601-605 Kingsland Drive, Batavia, Illinois 60510

Parcel Identification Numbers:

Lot 40:     12-14-402-036 and 12-14-402-037
Lot 41:     12-14-402-015
Lot 42:     12-14-402-016
Lot 43:    12-14-402-017

Legal Description: All of Parcel One and Parcel Two, each being particularly described as follows:

Parcel One:

Lot 40 of Batavia Industrial Center Unit 4, Batavia, Kane County, Illinois, in the City of Batavia, Kane County, Illinois

Parcel Two:

Lots 41, 42, and 43 in Batavia Industrial Center, Unit 4, in the City of Batavia, Kane County, Illinois